EX-99.h.4.a.

ABERDEEN FUNDS

ADMINISTRATIVE SERVICES PLAN

Exhibit A*

Aberdeen U.S. Equity Fund	A, R, Institutional Service
Aberdeen Select Worldwide Fund	A, R, Institutional Service
Aberdeen China Opportunities Fund	A, R, Institutional Service
Aberdeen Developing Markets Fund	A, R, Institutional Service
Aberdeen International Equity Fund	A, R, Institutional Service
Aberdeen Equity Long-Short Fund	A, R, Institutional Service
Aberdeen Global Financial Services Fund	A, R, Institutional Service
Aberdeen Health Sciences Fund	A, R, Institutional Service
Aberdeen Natural Resources Fund	A, R, Institutional Service
Aberdeen Technology and Communications Fund	A, R, Institutional Service
Aberdeen Global Utilities Fund	A, R, Institutional Service
Aberdeen Optimal Allocations Fund: Growth	A, R, Institutional Service
Aberdeen Optimal Allocations Fund: Moderate Growth	A, R, Institutional Service
Aberdeen Optimal Allocations Fund: Moderate	A, R, Institutional Service
Aberdeen Optimal Allocations Fund: Defensive	A, R, Institutional Service
Aberdeen Optimal Allocations Fund: Specialty	A, R, Institutional Service
Aberdeen Small Cap Fund	A, R, Institutional Service
Aberdeen Tax-Free Income Fund	A, D
Aberdeen Core Income Fund	A, R, Institutional Service
Aberdeen Core Plus Income Fund	A, R, Institutional Service
Aberdeen Global Fixed Income Fund	A, R, Institutional Service
Aberdeen Global Small Cap Fund	A, R, Institutional Service
Aberdeen International Equity Institutional Fund	Institutional Service
Aberdeen Asia Bond Institutional Fund	Institutional Service
Aberdeen Emerging Markets Institutional Fund	Institutional Service
Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund	Institutional Service
Aberdeen Global High Yield Bond Fund	A, R, Institutional Service
Aberdeen Emerging Markets Debt Local Currency Fund	A, R, Institutional Service
Aberdeen Ultra-Short Duration Bond Fund	A, R, Institutional Service
Aberdeen Asia-Pacific Smaller Companies Fund	A, R, Institutional Service
Aberdeen U.S. Equity I Fund	A, R, Institutional Service
Aberdeen U.S. Equity II Fund	A, R, Institutional Service

* As most recently approved at the June 7, 2011 Board Meeting.

The Funds shall pay amounts not exceeding on an annual basis a maximum amount of:

(a)                                  25 basis points (0.25%) of the average daily net assets of the Class A Shares of the Funds;

(b)                                 25 basis points (0.25%) of the average daily net assets of the Class D Shares of the Funds;

(c)                                  25 basis points (0.25%) of the average daily net assets of the Class R Shares of the Funds; and

(d)                                 25 basis points (0.25%) of the average daily net assets of the Institutional Service Class Shares of the Funds.